Exhibit 10.7

GENERAL INTERCREDITOR AGREEMENT

dated as of

March 18, 2011

among

REGIONS BANK,
as ABL Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Notes Priority Collateral Trustee,

EACH SUBORDINATED LIEN COLLATERAL TRUSTEE,

from time to time a party hereto,

EURAMAX INTERNATIONAL, INC.,
and

the entities listed on Schedule I hereto

GENERAL INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 18, 2011 among REGIONS BANK, as collateral agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “ABL Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for the Notes Priority Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Notes Priority Collateral Trustee”), each additional Subordinated Lien Collateral Trustee (as defined below) that executes and delivers a joinder in the form of Exhibit A hereto, EURAMAX INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), and the entities listed on Schedule I hereto (as well as each future subsidiary that becomes a party hereto pursuant to the terms of the ABL Credit Agreement and the Notes Priority Indenture, as applicable, and the terms hereof, collectively, the “Obligors”).

WHEREAS, the Issuer has entered or is about to enter into the Amended and Restated Senior Secured Revolving Credit and Guaranty Agreement, dated as of March 18, 2011 (as amended, restated, supplemented, modified, renewed, refunded, restructured, increased, refinanced and/or replaced from time to time, the “ABL Credit Agreement”), among the Issuer and certain of its subsidiaries as borrowers and guarantors, the ABL Collateral Agent, and the other parties thereto.

WHEREAS, the Issuer has entered or is about to enter into (i) the Indenture, dated as of March [    ], 2011 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “Notes Priority Indenture”), among the Issuer, Wells Fargo Bank, National Association, as trustee (the “Notes Priority Collateral Trustee”), and the other parties thereto, pursuant to which the Issuer shall issue the 9.50% notes due 2016 (together with any additional notes issued pursuant to the Notes Priority Indenture, and as such notes may be amended, restated, supplemented, modified, and/or replaced from time to time, the “Notes Priority Notes”), and (ii) the other Notes Priority Documents, if any.

WHEREAS, the ABL Credit Agreement and the Notes Priority Indenture permit future Second Lien Debt and other Subordinated Lien Debt to be incurred subject to the terms and conditions therein, respectively and herein.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                                 Construction; Certain Defined Terms.

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and

“hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive and (vii) all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the ABL Security Documents and/or the Notes Priority Security Documents, as applicable.

(b)                                 As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral Agent” has the meaning set forth in the preamble.

“ABL Credit Agreement” has the meaning set forth in the preamble.

“ABL Debt” means all of the “Obligations” (as defined in the ABL Credit Agreement, including, without limitation, all Revolver Loans, Swingline Loans, LC Obligations, and obligations and indebtedness under any interest rate hedging agreement, commodity hedging agreement, currency hedging agreement, other hedging agreement or cash management agreement or any bank products agreement, in each case entered into with any lender under the ABL Credit Agreement, its affiliates or any other Person permitted under the ABL Credit Agreement if the obligations under any such agreement are permitted under the ABL Credit Agreement to be secured pursuant to the ABL Security Documents (the “ABL Hedging Agreements,” the “ABL Cash Management Agreements” and the “ABL Bank Products”, respectively) and any and all interest accruing and out-of-pocket costs and expenses incurred after the date of any filing by or against any Obligor of any petition or complaint initiating any Insolvency Proceeding, regardless of whether any ABL Secured Party’s claim therefor is allowed or allowable in the Insolvency Proceeding commenced by the filing of such petition or complaint.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Security Documents, the ABL Hedging Agreements, the ABL Cash Management Agreements, the ABL Bank Products, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement, the ABL Hedging Agreements, the ABL Cash Management Agreements, or the ABL Bank Products, in each case as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time on the terms permitted hereunder.

“ABL Liens” means Liens on the Collateral created under the ABL Security Documents to secure the ABL Obligations.

“ABL Obligations” means all indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents and all other obligations in respect thereof (including, without limitation, principal, premium, interest, reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing (including Post-Petition Interest at the rate provided in the relevant ABL Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding)).

“ABL Priority Collateral” means (i) (1) all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic

Chattel Paper), Instrument, Document or General Intangible) which arise as a result of the sale or lease of Inventory, Goods (excluding Equipment) or merchandise or provision of services, including the right to payment of any interest or finance charges) and (2) all promissory notes and other writings evidencing the foregoing obligations, however evidenced and whenever made, (ii) all Inventory, (iii) all Payment Intangibles (including corporate and other tax refunds), documents of title, customs receipts, insurance, shipping and other documents and other written materials related to any Inventory (including to the purchase or import of any Inventory), (iv) all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property (other than Capital Stock), Documents and General Intangibles (other than any intellectual property and Capital Stock) pertaining to any ABL Priority Collateral, (v) all Deposit Accounts, collection accounts, disbursement accounts, lock-boxes, commodity accounts and securities accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds and assets held in, on deposit in, or credited to any of the foregoing (excluding in each case cash proceeds of Notes Priority Collateral and the Deposit Accounts in which such cash is held), (vi) all books and records and Supporting Obligations relating to any of the foregoing, (vii) all related letters of credit, guaranties, collateral liens, Commercial Tort Claims or other claims and causes of action, and (viii) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, Investment Property, licenses, royalties, income, payments, claims, damages and proceeds of suit, but excluding, for the avoidance of doubt, any real estate, equipment, intellectual property and Capital Stock) of any or all of the foregoing, in each case at any time held by the Issuer or any of the Obligors (whether now existing or at any time hereafter acquired by the Issuer or any of the Obligors or in which the Issuer or any of the Obligors acquires any right, title or interest), other than any assets that constitute Excluded Assets.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.

“ABL Secured Parties” means the Secured Parties (as defined in the ABL Credit Agreement).

“ABL Security Documents” means any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any ABL Obligations.

“Agents” means the ABL Collateral Agent, the Notes Priority Collateral Trustee and, if any, the Subordinated Collateral Trustee, if any (on behalf of the Second Lien Secured Parties) and the Subordinated Lien Collateral Trustee, if any (on behalf of the Subordinated Lien Secured Parties).

“Bankruptcy Code” means Title 11 of the United States Code.

“Capital Stock” means:  (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means the ABL Priority Collateral and the Note Priority Collateral.

“Collateral Access Agreement” shall have the meaning of such term as set forth in the ABL Security Documents.

“Collateral Trust and Intercreditor Agreement” means that certain Collateral Trust and Intercreditor Agreement, dated as of March 18, 2011, among the Issuer, the Notes Priority Trustee, the

Notes Priority Collateral Trustee, and the other parties thereto, as amended, restated, supplemented, modified, and/or replaced from time to time.

“Controlled Foreign Corporation” shall mean (i) “controlled foreign corporation” as defined in the Tax Code, and (ii) New Holdco BV and any of its subsidiaries. “Disposition” shall mean any sale, lease, sale and leaseback, assignment, conveyance, exchange, transfer or other disposition.

“Dispose” shall have a correlative meaning.

“Domestic Subsidiary” of any Person shall mean any subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Enforcement Action” means (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 8 or Article 9 of the UCC or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien on the Collateral under the ABL Documents, the Notes Priority Documents, the Second Lien Documents, the Subordinated Lien Documents or applicable law, including the election to retain any Collateral in satisfaction of a Lien or credit bid, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the sale, lease, license, or other Disposition of all or any portion of the Collateral, at a private or public sale, other Disposition or any other means permissible under applicable law at any time that an event of default shall have occurred which is continuing, and (e) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment Lien obtained against any Grantor) whether under the ABL Documents, the Notes Priority Documents, the Second Lien Documents, the Subordinated Lien Documents, applicable law, in a proceeding or otherwise; provided that, for the avoidance of doubt, none of the following shall constitute an Enforcement Action: (i) making demand for payment or accelerating the maturity of the ABL Debt or the Notes Priority Debt; (ii) the receipt and application by the ABL Collateral Agent to the ABL Debt of collections of Accounts or proceeds of other ABL Priority Collateral received from account debtors or through any lockbox or other cash management arrangement, whether or not any Event of Default exists at the time of application; (iii) the implementation of reserves under the ABL Credit Agreement; (iv) the reduction of advance rates under the ABL Credit Agreement; (v) the cessation (whether temporary or permanent) of lending under the ABL Credit Agreement due to the existence of an Out-of-Formula Condition, the existence of an Event of Default or failure to satisfy conditions precedent; (vi) the exercise by any ABL Secured Party of any right of offset with respect to Banking Relationship Debt (as defined in the ABL Credit Agreement) (other than Banking Relationship Debt owing in respect of any ABL Hedging Agreement with an ABL Secured Party); or (vii) the filing by a party hereto of a proof of claim in any Insolvency or Liquidation Proceeding.

“Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral to the other specifying that it is an “Enforcement Notice” and the relevant Event of Default.

“Event of Default” means an “Event of Default” (or similarly defined term) under and as defined in the ABL Credit Agreement or any other ABL Document, the Notes Priority Indenture or any other Notes Priority Document or any the Second Lien Indenture or any other Second Lien Document or any Subordinated Lien Document, as the context may require.

“Excluded Assets” means:  (a) any intellectual property, lease, license, contract, property rights or agreement to which the Issuer or any Obligor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any asset (other than Accounts or Inventory) of the Issuer or any Obligor, which is subject to or secured by a Capital Lease Obligation or purchase money indebtedness permitted by clause (5) of the definition of “Permitted Debt” so long as the documents governing such Capital Lease Obligations or purchase money indebtedness do not permit other liens on such assets, (c) any of the outstanding voting capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of Capital Stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by the Issuer and each Obligor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation directly owned by the Issuer or any Obligor; (d) (i) any intent-to-use (ITU) United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office, in each case, only to the extent the grant of security interest in such intent-to-use Trademark is in violation of 15 U.S.C. §1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed, has been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office at which point such Trademarks shall automatically be included as Collateral; (ii) any property or assets owned by any Excluded Subsidiary or any Unrestricted Subsidiary, (iii) any property or assets owned by Parent that is not owned by the Issuer or its Restricted Subsidiaries and (iv) any of the outstanding capital stock of any Unrestricted Subsidiary; (e) any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the Commission, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant notes affected.  In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement.  In such event, the Collateral Documents may be amended or modified, without the consent of any holder of such notes, to the extent necessary to release the security interests in favor of such creditor on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant notes.  In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the Capital Stock of such Subsidiary to secure the notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then such excess amount of the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant notes unless such excess amount is otherwise an Excluded Asset; (f) any leasehold interests in real property; (g) any fee-owned real property with a book value of less than $2.5 million; (h) commercial tort claims of less than $10.0 million; (i) pledges and security interests prohibited by, or requiring any consent of any governmental authority pursuant to, law, rule or regulation; (j) Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents covering such joint venture; (k)(i) deposit or securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Issuer or any Obligor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Issuer or its Subsidiaries and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of employees of the Issuer or its Subsidiaries, and (ii) all segregated deposit or securities accounts constituting (and the balance of which consists solely of funds set aside in connection with), payroll accounts and trust accounts; (l) proceeds and products (other than provided above) of any of the foregoing to the extent they constitute excluded collateral described in clauses (a) through (l).

Notwithstanding the foregoing, (i) in the event of the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge in excess of 65% of the voting power of all classes of Capital Stock of any Controlled Foreign Corporation entitled to vote without adverse tax consequences, the Issuer will use its commercially reasonable efforts to grant a security interest in such Capital Stock directly owned by the Issuer or any Obligor, subject to the limitations of paragraph (c) above, and (ii) in the event of any change in facts and circumstances (including but not limited to the modification, amendment or interpretation of Rule 3-16 of Regulation S-X under the Securities Act) that would permit the pledge of all or a portion of the Capital Stock of a Subsidiary formed under the laws of the Netherlands in excess of the amount then pledged without the filing of separate financial statements of such Subsidiary with the SEC (or any other governmental agency), the Issuer will use its commercially reasonable efforts to grant a security interest in such Capital Stock, subject to the limitations of paragraphs (c), (d) and (e) above.

“Grantors” means, collectively, the Issuer and the Obligors.

“Hedge Agreements” means an Interest Rate Agreement, a Currency Agreement or Commodity Agreement entered into with a hedging counterparty in the ordinary course of the Issuer’s or the Obligors’ business, and otherwise permitted pursuant to the ABL Documents, Notes Priority Documents and the Second Lien Documents, if any and the Subordinated Lien Documents, if any.

“Insolvency or Liquidation Proceeding” means:  (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to either the Issuer or any Obligor; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either the Issuer or any Obligor or with respect to a material portion of their respective assets; any liquidation, dissolution, reorganization or winding up of either Issuer or any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either the Issuer or any Obligor.

“Junior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Documents, each of the Notes Priority Documents, the Second Lien Documents, if any, and the Subordinated Lien Documents, if any, (ii) in respect of the Notes Priority Documents, each of the Second Lien

Documents, if any, and the Subordinated Lien Documents, and (iii) in respect of any Second Lien Documents, the Subordinated Lien Documents, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Documents, each of the Second Lien Documents, if any, the ABL Documents and the Subordinated Lien Documents, (ii) in respect of the Second Lien Documents, if any, the ABL Documents and the Subordinated Lien Documents, if any, and (iii) in respect of each of the ABL Documents, the Subordinated Lien Documents, if any.

“Junior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Liens, each of the Notes Priority Liens, the Second Lien Liens, if any, and the Subordinated Lien Liens, if any, (ii) in respect of the Notes Priority Liens, each of the Second Lien Liens, if any, and the Subordinated Lien Liens, and (iii) in respect of the Second Lien Liens, if any, the Subordinated Lien Liens, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Liens, each of the Second Lien Liens, if any, the ABL Liens and the Subordinated Lien Liens, if any, (ii) in respect of each of the Second Lien Liens, each of the ABL Liens and the Subordinated Lien Liens, if any, and (iii) in respect of the ABL Liens, the Subordinated Lien Liens.

“Junior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Collateral Agent, each of the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, (ii) in respect of the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Collateral Trustee, each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), and (iii) in respect of the ABL Collateral Agent, the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).

“Junior Secured Obligations” means (a) (i) in respect of the Notes Priority Obligations (to the extent such Obligations are secured by the Note Priority Collateral), each of the Second Lien Obligations, if any, the ABL Obligations and the Subordinated Lien Obligations, if any, and (ii) in respect of the Notes Priority Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the Second Lien Obligations, if any, and the Subordinated Lien Obligations, if any, (b) (i) in respect of the ABL Obligations (to the extent such Obligations are secured by the Note Priority Collateral), the Subordinated Lien Obligations, if any, and (ii) in respect of the ABL Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the Notes Priority Obligations, the Second Lien Obligations, if any, and the Subordinated Lien Obligations, if any, and (c) (i) in respect of the Second Lien Obligations (to the extent such Obligations are secured by the Note Priority Collateral), each of the ABL Obligations and the Subordinated Lien Obligations, if any, and (ii) in respect of the Second Lien Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), the Subordinated Lien Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which a Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Secured Parties, each of the Notes Priority Secured Parties, the Second Lien Secured Parties, if any, and the Subordinated Lien Secured Parties, if any, (ii) in respect of the Notes Priority Secured Parties, each of the Second Lien Secured Parties, if any, and the Subordinated Lien Secured

Parties, if any, and (iii) in respect of the Second Lien Secured Parties, if any, the Subordinated Lien Secured Parties, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Secured Parties, each of the Second Lien Secured Parties, if any, the ABL Secured Parties and the Subordinated Lien Secured Parties, if any, (ii) in respect of the Second Lien Secured Parties, if any, each of the ABL Secured Parties and the Subordinated Lien Secured Parties, if any, and (iii) in respect of the ABL Secured Parties, the Subordinated Lien Secured Parties, if any.

“Junior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Security Documents, each of the Notes Priority Security Documents, the Second Lien Security Documents, if any, and the Subordinated Lien Security Documents, if any, (ii) in respect of the Notes Priority Security Documents, each of the Second Lien Security Documents, if any, and the Subordinated Lien Security Documents, if any, and (iii) in respect of the Second Lien Security Documents, if any, the Subordinated Lien Security Documents, if any, and (b) for the Note Priority Collateral, (i) in respect of the Notes Priority Security Documents, each of the ABL Security Documents, the Second Lien Security Documents, if any, and the Subordinated Lien Security Documents, if any, (ii) in respect of the Second Lien Security Documents, each of the ABL Security Documents and the Subordinated Lien Security Documents, if any, and (iii) in respect of the ABL Security Documents, the Subordinated Lien Security Documents, if any.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant grantor, of any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Lien Priority Confirmation” means: (1) as to any additional ABL Debt, the written agreement of the holders of such additional ABL Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto:  (a) that such representative and all other holders of obligations in respect of such ABL Debt are bound by the provisions of this Agreement; (b) consenting to and directing the ABL Collateral Agent to act as agent for such additional ABL Debt or such representative, as applicable, and perform its obligations under this Agreement and the ABL Security Documents; and (c) that the holders of such obligations in respect of such additional ABL Debt are bound by this Agreement; (2) as to any additional Notes Priority Debt, the written agreement of the holders of such additional Notes Priority Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto:  (a) that such representative and all other holders of obligations in respect of such Notes Priority Debt are bound by the provisions of the Collateral Trust and Intercreditor Agreement and this Agreement; (b) consenting to and directing the Notes Priority Collateral Trustee to act as agent for such additional Notes Priority Debt or such representative, as applicable, and perform its obligations under the Collateral Trust and Intercreditor Agreement, the Notes Priority Security Documents and this Agreement; and (c) that the holders of such obligations in respect of such additional Notes Priority Debt are bound by the Collateral Trust and Intercreditor Agreement and this Agreement; and (3) as to any additional Second Lien Debt and Subordinated Lien Debt, the written agreement of the holders of such debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto:  (a) that such representative and all the other holders of obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the provisions of this Agreement; (b) consenting to and directing the Subordinated Lien Collateral Trustee to act as agent for such additional Second Lien Debt or Subordinated Lien Debt, as applicable, or such representative, as applicable, and perform its obligations under this Agreement, and the Second Lien Security Documents or Subordinated Lien Security Documents, as applicable; and (c) that the holders of such obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by this Agreement.

“Note Priority Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the Issuer or any Obligor, including all real estate, equipment, intellectual property and all substitutions, replacements, accessions, products and proceeds of any or all of the foregoing, except Excluded Assets and the ABL Priority Collateral.

“Notes Priority Debt” means Indebtedness under the Notes Priority Indenture and the Notes and, to the extent issued or outstanding, any other Indebtedness (including any Hedging Obligations (as defined in the Notes Priority Indenture) of the Issuer or the Obligors designated as such by the Issuer in writing to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, if any; provided that:  (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, if any, designating such Indebtedness as “Notes Priority Debt” for the purposes of this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents, if any, and the Subordinated Lien Documents, if any, and certifying that such Indebtedness may be incurred (and secured as contemplated in Section 2.01 hereof and in the Collateral Trust and Intercreditor Agreement) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document, if any, or Subordinated Lien Document, if any, or causing any default thereunder, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Notes Priority Debt” in accordance with the requirements of the Collateral Trust and Intercreditor Agreement; and (d) at the time of the incurrence thereof, the applicable Notes Priority Debt may be incurred (and secured as contemplated in Section 2.01 hereof and in the Collateral Trust and Intercreditor Agreement) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document, if any, or Subordinated Lien Document, if any, or causing any default thereunder.

“Notes Priority Documents” means, collectively, the Notes Priority Indenture, the Hedge Agreements, the Notes Priority Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Notes Priority Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.

“Notes Priority Indenture” has the meaning set forth in the preamble.

“Notes Priority Liens” means Liens on the Collateral created under the Notes Priority Security Documents to secure the Notes Priority Obligations.

“Notes Priority Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, (i) all principal of and interest (including without limitation any Post- Petition Interest) and premium (if any) on all notes issued pursuant to the Notes Priority Indenture, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Notes Priority Documents, (iii) all Hedging Obligations, (iv) all guarantee obligations, fees, expenses and all other obligations under the Notes Priority Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, and (v) all obligations arising with respect to any Notes Priority Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Notes Priority Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).

“Notes Priority Secured Parties” means the Secured Parties (as defined in the Notes Priority Security Documents).

“Notes Priority Security Documents” means the Notes Priority Pledge and Security Agreement, dated as of March 18, 2011, as amended, among the Grantors and the Notes Priority Collateral Trustee and as it may be further amended, restated or modified from time to time, and any other documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Notes Priority Obligations.

“Obligations” means the ABL Obligations, the Notes Priority Obligations, the Second Lien Obligations, if any, and the Subordinated Lien Obligations, if any.

“Paid In Full” and “Payment In Full” in respect of any Obligations means:  (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided in the respective documentation, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness and other obligations and liabilities outstanding under the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable; (b) in respect of the Notes Priority Obligations only, payment in full in cash of all Hedging Obligations constituting Notes Priority Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; (c) payment in full in cash of all other ABL Obligations, Notes Priority Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (d) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations, Notes Priority Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable; and (e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documentation, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Representative” means (a) in the case of any ABL Obligations, the ABL Collateral Agent, (b) in the case of any Notes Priority Obligations, the Notes Priority Collateral Trustee, (c) in the case of any Second Lien Obligations, the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), and (d) in the case of any Subordinated Lien Obligations, the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).

“Second Lien Debt” means any Indebtedness of the Issuer or the Obligors designated as such by the Issuer in writing to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that:  (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Second Lien Debt” for the purposes of this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents, if any, and the Subordinated Lien Documents, if any, and certifying that the applicable Second Lien Debt may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Second Lien Debt” in accordance with the requirements of this Agreement, the ABL Credit Agreement and the Notes Priority Indenture;  (d) at the time of the incurrence thereof, the applicable Second Lien Debt may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder and (e) the Subordinated Lien Collateral Trustee has heretofore executed and delivered an appropriate joinder in the form of Exhibit A hereto.

“Second Lien Documents” means, collectively, each of the agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.

“Second Lien Liens” means Liens on the Collateral created under the Second Lien Security Documents to secure the Second Lien Obligations.

“Second Lien Obligations” means, subject to the terms and conditions in this Agreement, all obligations arising with respect to any Second Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Second Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).

“Second Lien Secured Parties” means the Secured Parties (as defined in the Second Lien Security Documents).

“Second Lien Security Documents” means any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Second Lien Obligations.

“Secured Parties” means the ABL Secured Parties, the Notes Priority Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties.

“Security Documents” means the ABL Security Documents, the Notes Priority Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents.

“Senior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Documents, the ABL Documents, (ii) in respect of the Second Lien Documents, each of the Notes Priority Documents and the ABL Documents, and (iii) in respect of the Subordinated Lien

Documents, each of the Second Lien Documents, the Notes Priority Documents and the ABL Documents, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Documents, the Notes Priority Documents, (ii) in respect of the ABL Documents, each of the Second Lien Documents and the Notes Priority Documents, (iii) in respect of the Subordinated Lien Documents, each of the ABL Documents, the Second Lien Documents and the Notes Priority Documents.

“Senior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Liens, the ABL Liens, (ii) in respect of the Second Lien Liens, each of the Notes Priority Liens and the ABL Liens, and (iii) in respect of the Subordinated Lien Liens, each of the Second Lien Liens, the Notes Priority Liens and the ABL Liens, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Liens, the Notes Priority Liens, (ii) in respect of the ABL Lien Liens, each of the Second Lien Liens and the Notes Priority Liens, (iii) in respect of the Subordinated Lien Liens, each of the ABL Liens, the Second Lien Liens and the Notes Priority Liens.

“Senior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Collateral Trustee, the ABL Collateral Agent, (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), each of the Notes Priority Collateral Trustee and the ABL Collateral Agent, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Notes Priority Collateral Trustee and the ABL Collateral Agent, and (b) for the Note Priority Collateral, (i) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Notes Priority Collateral Trustee, (ii) in respect of the ABL Collateral Agent, each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Notes Priority Collateral Trustee and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the ABL Collateral Agent, the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Notes Priority Collateral Trustee.

“Senior Secured Obligations” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Obligations, the ABL Obligations, (ii) in respect of the Second Lien Obligations, each of the Notes Priority Obligations and the ABL Obligations, and (iii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the Notes Priority Obligations and the ABL Obligations, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Obligations, the Notes Priority Obligations, (ii) in respect of the ABL Obligations, each of the Second Lien Obligations and the Notes Priority Obligations and (iii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the ABL Obligations and the Notes Priority Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Secured Parties, the ABL Secured Parties, (ii) in respect of the Second Lien Secured Parties, each of the Notes Priority Secured Parties and the ABL Secured Parties, and (iii) in respect of the Subordinated Lien Secured Parties, each of the Second Lien Secured Parties, the Notes Priority Secured Parties and the ABL Secured Parties, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Secured Parties, the Notes Priority Secured Parties, (ii) in respect of the ABL Secured Parties, each of the Second Lien Secured Parties and the Notes Priority Secured Parties and (iii) in respect of the Subordinated Lien Secured Parties, each of the ABL Secured Parties, the Second Lien Secured Parties and the Notes Priority Secured Parties.

“Senior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the Notes Priority Security Documents, the ABL Security Documents, (ii) in respect of the Second Lien Security Documents, each of the Notes Priority Security Documents and the ABL Security Documents, and (iii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the Notes Priority Security Documents and the ABL Security Documents, and (b) for the Note Priority Collateral, (i) in respect of the Second Lien Security Documents, the Notes Priority Security Documents, (ii) in respect of the ABL Security Documents, each of the Second Lien Security Documents and the Notes Priority Security Documents, (ii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the ABL Security Documents and the Notes Priority Security Documents.

“Subordinated Lien Collateral Trustee” means, the respective creditor or trustee, agent or representative designated as such in the joinder executed by such person in the form of Exhibit A hereto.

“Subordinated Lien Debt” means, to the extent issued or outstanding, any Indebtedness of the Issuer or the Obligors designated as such by the Issuer in writing to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that:  (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Subordinated Lien Debt” for the purposes of this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, if any, and certifying that such Indebtedness may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Subordinated Lien Debt” in accordance with the requirements of this Agreement, the ABL Credit Agreement and the Notes Priority Indenture; and (d) at the time of the incurrence thereof, the applicable Subordinated Lien Debt may be incurred (and secured as contemplated by Section 2.01 hereof) without violating the terms of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder (and the Subordinated Lien Collateral Trustee has heretofore executed and delivered an appropriate joinder in the form of Exhibit A hereto.

“Subordinated Lien Documents” means, collectively, the Subordinated Lien Debt Documents, the Subordinated Lien Security Documents and each of the agreements, documents and instruments providing for or evidencing any other Subordinated Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.

“Subordinated Lien Liens” means Liens on the Collateral created under the Subordinated Lien Security Documents to secure the Subordinated Lien Obligations.

“Subordinated Lien Obligations” means, subject to the terms and conditions in this Agreement, all obligations arising with respect to any Subordinated Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Subordinated Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).

“Subordinated Lien Secured Parties” means the Secured Parties (as defined in the Subordinated Lien Security Documents).

“Subordinated Lien Security Documents” means, collectively, any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Subordinated Lien Obligations.

“subsidiary” means, with respect to any specified Person:  (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York (or equivalent statutes in other states).

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01.                                 Subordination of Junior Liens.

(a)                                  Notwithstanding the date, manner or order of creation, attachment, or perfection of the security interests and Liens granted to the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee, if any, and notwithstanding any provisions of the UCC, or any applicable law or decision or this Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents, if any, the Subordinated Lien Documents, if any, or any other agreement or instrument to the contrary, or whether and irrespective of whether any Senior Secured Obligations Secured Party holds possession of all or any part of the Collateral or of the time or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing or of any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Senior Liens, all Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral.  Notwithstanding anything to the contrary in this Agreement, the following shall be the relative priority of the security interests and Liens of the ABL Collateral Agent, the Notes Priority Collateral Trustee, the Subordinated Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Subordinated Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) in the Collateral:

(A)                              The ABL Collateral Agent (on behalf of the ABL Secured Parties) shall have a first priority Lien on the ABL Priority Collateral; the Notes Priority Collateral Trustee (on behalf of the Notes Priority Secured Parties) shall have a second priority Lien on the ABL Priority Collateral; the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) shall have a third priority Lien on the ABL Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a fourth priority Lien on the ABL Priority Collateral; and

(B)                                The Notes Priority Collateral Trustee (on behalf of the Notes Priority Secured Parties) shall have a first priority Lien on the Note Priority Collateral; the Subordinated Lien Collateral

Trustee (on behalf of the Second Lien Secured Parties) shall have a second priority Lien on the Note Priority Collateral; the ABL Collateral Agent (on behalf of the ABL Secured Parties) shall have a third priority Lien on the Note Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a fourth priority Lien on the Note Priority Collateral.

(b)                                 It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased from time to time, (ii) all or a portion of the ABL Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties, the Notes Priority Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties.  The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

(c)                                  The subordination of all Junior Liens to all Senior Liens as set forth in this Agreement is with respect to only the priority of the Liens held by or on behalf of the Senior Secured Obligations Secured Parties and shall not constitute a subordination of the Obligations owing to any Secured Party to the Obligations owing to any other Secured Party.

(d)                                 The parties hereto agree that it is their intention that the Collateral held by each Agent is identical in all material respects to the Collateral held by each other Agent.

SECTION 2.02.                                 New Liens.  Until the Senior Secured Obligations shall have been Paid in Full, (i) each Agent agrees, on behalf of the applicable Secured Parties, that no Agent, on behalf of the applicable Secured Parties, nor any other Secured Party, shall acquire or hold any Lien on any assets of any Grantor which with respect to which such Agent has actual knowledge that such assets are not also subject to a Lien in favor of each other Agent on behalf of the applicable Secured Parties and (ii) each Grantor agrees not to grant any Lien on any of its assets in favor of any Agent, on behalf of the applicable Secured Parties, unless it has granted a Lien on such assets in favor of each other Agent, on behalf of the applicable Secured Parties (in either case, except to the extent that the assets subject to such Liens are not required to be pledged as Collateral for the respective Obligations to the extent provided in the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as the case may be).  If any Agent shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor to secure any Obligations, which assets are not also subject to a Lien in favor of each other Agent to secure the applicable Obligations, then the Agent acquiring such Lien shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Security Documents, either (x) release such Lien or (y) (1) also hold and be deemed to have held such Lien for the benefit of each other Agent and Secured Parties subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover hereunder and (2) in the case of the Junior Representative acquiring a Lien, assign such Lien to the Senior Representative to secure the Senior Secured Obligations (in which case the Junior Representative may retain a Junior Lien on such assets subject to the terms hereof).

SECTION 2.03.                                 No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens.

(a)                                  Except to the extent expressly permitted by Section 2.07, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any Enforcement Action available to it in respect of any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise, at any time when such Junior Secured Obligations Collateral shall be subject to any Senior Lien and any Senior Secured Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any Enforcement Actions.  The Senior Representative shall provide written notice to each Junior Representative in the event that the Senior Representative takes any Enforcement Action; provided, however, that failure to give such notice shall not affect the lien subordination or other rights of the Senior Representative under this Agreement.

(b)                                 Notwithstanding anything contained herein to the contrary, each of the Agents retains the right to:

(A)                              file a claim or statement of interest with respect to the ABL Obligations, the Notes Priority Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, in any case or proceeding commenced by or against any Grantor under the Bankruptcy Code or any similar bankruptcy law for the relief or protection of debtors, any other proceeding of a similar nature for the reorganization, protection, restructuring, compromise or arrangement of any of the assets and/or liabilities of any Grantor or any similar case or proceeding, as applicable,

(B)                                take any action (not adverse to the priority status of any of the Liens of any Senior Representative, or the rights of any Senior Representative or any Senior Secured Obligations Secured Party, to exercise any Enforcement Action in respect thereof) in order to create, perfect, preserve or protect its Liens on any of the Collateral,

(C)                                file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, or other pleading objecting to or otherwise seeking the disallowance of the claims of such Agent or any of the Secured Parties for whom it acts as Agent, in either case, not inconsistent with the terms of this Agreement,

(D)                               to the extent such holders acknowledge that such holders hold an unsecured claim, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Grantors arising under any case or proceeding referred to in clause (1) above, except to the extent inconsistent with the terms of this Agreement, and

(E)                                 vote in favor of or against any plan of reorganization, compromise or arrangement, or file any proof of claim, make other filings and/or make any arguments and motions with respect to the ABL Obligations, the Notes Priority Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, that in each case, are not inconsistent with the terms of this Agreement.

SECTION 2.04.                                 No Duties of Senior Representative.

(a)                                  Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative, to the extent permitted by applicable law, (i) any proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any Disposition of such Collateral and the Payment in Full of the Senior Secured Obligations secured thereby (in each case, unless the Junior Liens on all such Junior Secured Obligations Collateral are terminated and released prior to or concurrently with such Disposition and Payment In Full) or (ii) if the Senior Representative shall be in possession of all or any part of such Collateral after such Payment in Full, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party.

(b)                                 Prior to Payment In Full.  In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral in respect of which such Junior Secured Obligations Secured Party holds a Junior Lien shall have been Paid In Full, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to Dispose of or deal with such Collateral as provided herein and in the Senior Secured Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien.  Such permitted actions shall include the rights of an agent appointed by the Senior Representative and Senior Secured Obligations Secured Parties to Dispose of such Senior Secured Obligations Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or the laws of any applicable jurisdiction.  Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to Dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such Disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such Disposition or liquidation.

(c)                                  Waiver.  Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.07, any borrowing of, or grant of a security interest or administrative expense priority under Section 363 or Section 364 of the Bankruptcy Code to, the Issuer, the Obligors or any of their subsidiaries, as debtor-in-possession.

SECTION 2.05.                                 Application of Proceeds; No Interference; Payment Over; Reinstatement.

(a)                                  So long as the Senior Secured Obligations have not been Paid in Full, any Senior Secured Obligations Collateral or proceeds thereof received by the Senior Representative in connection with any Disposition of, or collection on, such Senior Secured Obligations Collateral upon the taking of any Enforcement Action (including any right of setoff and including as a result of any distribution of or in respect of any Senior Secured Obligations Collateral (whether or not expressly characterized as such) or in any Insolvency or Liquidation Proceeding) shall be applied by the Senior Representative to the Senior Secured Obligations in accordance with the Senior Documents.  Upon the Payment in Full of the Senior Secured Obligations, the Senior Representative shall deliver to the Junior Representative with the then-highest priority claim with respect to such Collateral any remaining Senior Secured Obligations Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative with the then-highest priority claim with respect to such Collateral to the Junior Secured Obligations in accordance with the Junior Documents.

(b)                                 [Reserved]

(c)                                  Until the Junior Representative has received written notice from the Senior Representative that the Senior Secured Obligations have been Paid In Full, each Junior Secured Obligations Secured Party agrees that (i) it will not take, cause to be taken, or support any other Person in taking, any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not contest, challenge or question, or support any other Person in contesting, challenging or questioning, in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken, or support any other Person in taking, any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it will have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute, or support any other Person in instituting, any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party will be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and will waive any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(d)                                 The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it obtains possession of any Senior Secured Obligations Collateral or realizes any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time when any Senior Secured Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured or intended to be secured by such Senior Lien remains in effect, then it will segregate and hold such Collateral, proceeds or payment in trust for the Senior Representative and the Senior Secured Obligations Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative.

(e)                                  Each Junior Secured Obligations Secured Party agrees that if, at any time, all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded or required to be returned or repaid for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated in full force and effect as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations.

SECTION 2.06.                                 Automatic Release of Junior Liens.

(a)                                  The Junior Representative and each other Junior Secured Obligations Secured Party agree to the following with respect to releases of Liens:  (1) in the event of any Disposition permitted under the Senior Documents and not expressly prohibited under the terms of the Junior Documents of any Senior Secured Obligations Collateral subject to any Junior Lien (other than in connection with (x) the exercise of remedies by the Senior Representative in respect of such Senior Secured Obligations Collateral, (y) the Payment in Full of the Senior Secured Obligations, or (z) after the occurrence and during the continuance of any Event of Default under any Senior Document or Junior Document), such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released; and (2) notwithstanding the foregoing or anything else to the contrary in this Agreement, in the event of any Disposition that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, Senior Secured Obligations Collateral subject to any Junior Lien, such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released (except with respect to any proceeds of such Disposition that remain after Payment in Full of the Senior Secured Obligations).

(b)                                 The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section.

SECTION 2.07.                                 Certain Agreements With Respect to Bankruptcy or Insolvency or Liquidation Proceedings.  This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor.  All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding.

(a)                                  If any Grantor becomes subject to a case under the Bankruptcy Code and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Senior Secured Obligations Collateral, unless the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, on behalf of the Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens), so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral to the extent permitted by applicable law, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.  For the avoidance of doubt, any DIP Financing Liens on any ABL Priority Collateral shall not apply automatically to any Note Priority Collateral, and any DIP Financing Liens on any Note Priority Collateral shall not apply automatically to any ABL Priority Collateral.

(b)                                 Except as otherwise set forth in Section 2.03(b)(D) hereof, each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a Disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such Disposition of such Senior Secured Obligations Collateral, so long as the Liens held by the Junior Representative on such Collateral attach to the proceeds thereof subject to the relative priorities set forth in this Agreement.

(c)                                  Each Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its interest in its respective Senior Secured Obligations Collateral in the form of replacement or additional Liens on post-petition collateral of the same type as the Senior Secured Obligations Collateral so long as the Senior Secured Obligations Secured Parties have been granted such replacement or additional Liens on such Senior Secured Obligations Collateral, and agrees that it shall not contest or support any other Person contesting any request for such Liens.  Each Agent, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its junior interest in the Senior Secured Obligations Collateral, subject to the provisions of this Agreement; provided, that if (A) the Senior Representative is granted adequate protection in the form of a replacement or additional Lien on post-petition collateral of the same type as the Senior Secured Obligations Collateral, and (B) such adequate protection requested by the Junior Representative is in the form of a replacement or additional Lien on such post-petition collateral of the same type as the Senior Secured Obligations Collateral, such Lien, if granted, will be subordinated to the adequate protection Liens granted in favor of the Senior Representative on such post-petition collateral, and, if applicable, the Liens securing any DIP Financing (and all obligations relating thereto) secured by such Senior Secured Obligations Collateral and provided by the Senior Representative or one or more Senior Secured Obligations Secured Parties on the same basis as the Liens of the Junior Representative on such Senior Secured Obligations Collateral are subordinated to the Liens of the Senior Representative on such Senior Secured Obligations Collateral under this Agreement.  In the event that a Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the Collateral in the form of a replacement or additional Lien on post-petition assets of the same type as such Collateral, then such Junior Representative, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that the Senior Representative for such type of Collateral shall also be granted a replacement or additional Lien on such post-petition assets as adequate protection of its senior interest in such type of Collateral and that the Junior Representative’s replacement or additional Lien shall be subordinated to the replacement or additional Lien of the Senior Representative.  If any Agent or Secured Party receives as adequate protection a Lien on post-petition assets of the same type as its pre-petition Senior Secured Obligations Collateral, then such post-petition assets shall also constitute Senior Secured Obligations Collateral of such Person to the extent of any allowed claim secured by such adequate protection Lien and shall be subject to the terms of this Agreement.  In addition, if the Senior Representative is granted adequate protection in the form of a super-priority claim, then each Junior Representative may also seek adequate protection in the form of a super-priority claim, which super-priority claim of the Junior Representative, if obtained, shall be subordinate to the super-priority claims of the Senior Representative on the same basis as the other claims of the Junior Secured Obligations Secured Parties are subordinate to the claims of the Senior Secured Obligations Secured Parties under this Agreement; provided that the Junior Representative and the Junior Secured Obligations Secured Parties agree that (a) they shall not accept such adequate protection unless the Senior Representative shall also be granted adequate protection in the form of a super-priority claim, which super-priority claim, if obtained by the Junior Secured Obligations Secured Parties, shall be subordinate to the super-priority claim of the Senior Secured Obligations Secured Parties; and (b) if any of the Junior Secured Obligations Secured Parties are granted adequate protection in the form of a super-priority claim, then the Junior Representative agrees that the Senior Representative shall also be granted adequate protection in the form of a super-priority claim, which super-priority claim shall be senior to the super-priority claim of the Junior Secured Obligations Secured Parties.

(d)                                 Each Agent, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral which does not constitute its Senior Secured Obligations Collateral, without the prior written consent of the Senior Representative, or (ii) oppose any request by the Senior Representative or any Senior Secured Obligations Secured Party to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of their respective Senior Secured Obligations Collateral.

SECTION 2.08.                                 [Reserved].

SECTION 2.09.                                 Entry Upon Premises.

(a)                                  Rights to Enter Upon Premises.  If (i) the Senior Representative in respect of the ABL Priority Collateral takes any Enforcement Action with respect to the ABL Priority Collateral, (ii) the Senior Representative in respect of the Note Priority Collateral acquires an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the applicable Security Documents or under applicable law or (iii) the Senior Representative in respect of the Note Priority Collateral shall, through the exercise of remedies under the applicable Security Documents or otherwise, sell any of the Note Priority Collateral to any third party (a “Third Party Purchaser”) as permitted by the terms of this Agreement, then, subject to the rights of any landlords under real estate leases and to the limitations and restrictions with respect to use of and entry upon the premises as set forth in the applicable Collateral Access Agreements, the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral shall or, in the case of clause (iii) shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser shall: (x) cooperate with the Senior Representative in respect of the ABL Priority Collateral (and its employees, agents, advisors and representatives) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (y) not hinder or restrict in any respect the Senior Representative in respect of the ABL Priority Collateral from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (z) permit the Senior Representative in respect of the ABL Priority Collateral, its employees, agents, advisors and representatives, at the sole cost and expense of the Grantors (or, failing payment thereof by the Grantors, of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral) to enter upon and use the Note Priority Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), in each case of preceding clauses (x), (y) and (z)  for a period not to exceed 180 days after the earlier to occur of (i) the date the Senior Representative in respect of the ABL Priority Collateral receives written notice from the Senior Representative in respect of the Note Priority Collateral that (I) it has acquired an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or under applicable law or (II) it shall have, through the exercise of remedies under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or otherwise, sold any of the Note Priority Collateral to a Third Party Purchaser as permitted by the terms of this Agreement, and (ii) the date the Senior Representative in respect of the ABL Priority Collateral first enforces its security interests in the ABL Priority Collateral located on the premises included in the Note Priority Collateral (such period, the “Disposition Period”) for the purposes of:

(1)                                  inspecting, removing or enforcing the Senior Representative in respect of the ABL Priority Collateral’s rights in the ABL Priority Collateral,

(2)                                  assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process or raw materials,

(3)                                  selling any or all of the ABL Priority Collateral located on such Note Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise,

(4)                                  removing any or all of the ABL Priority Collateral located on such Note Priority Collateral,

(5)                                  to use any of the Collateral under the control or possession of the Senior Representative (or sold to a Third Party Purchaser) in respect of the Note Priority Collateral consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral and use any Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle or Dispose of any ABL Priority Collateral, or

(6)                                  taking reasonable actions to protect, secure, and otherwise enforce the rights of the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral in and to the ABL Priority Collateral;

; provided, however, that nothing contained in this Agreement will restrict the rights of the Senior Representative in respect of the Note Priority Collateral from selling, assigning or otherwise transferring any Note Priority Collateral prior to the expiration of the Disposition Period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of this Agreement.  If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, the Disposition Period shall be tolled during the pendency of any such stay or other order.  If the Senior Representative in respect of the ABL Priority Collateral conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Note Priority Collateral, such Senior

Representative in respect of the ABL Priority Collateral shall provide the Senior Representative in respect of the Note Priority Collateral with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt such Senior Representative in respect of the Note Priority Collateral’s use of such real property.

(b)                                 License.  The Senior Representative in respect of the Note Priority Collateral, on behalf of the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral, irrevocably grants (or shall require as a condition of a sale to a Third Party Purchaser that the Third Party Purchaser grant) the Senior Representative in respect of the ABL Priority Collateral a non-exclusive worldwide license to or right to use, to the extent permitted by law and any applicable contractual obligations binding on the Note Priority Collateral, and solely to the extent the Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) has an ownership interest therein or other assignable right of use thereto, exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors or their subsidiaries in order for the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise Dispose of any inventory included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the inventory included in the ABL Priority Collateral in accordance with the terms of the Senior Secured Obligations Security Documents in respect of the ABL Priority Collateral. The Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) will agree that any of the intellectual property constituting Note Priority Collateral that is sold, transferred or otherwise Disposed of (whether pursuant to enforcement action or otherwise) will be subject to rights of the Senior Representative in respect of the ABL Priority Collateral as described above.

(c)                                  Expenses and Repair.  During the period of actual occupation, use or control by the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or their agents or representatives of any Note Priority Collateral, such Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, in each case to the extent not paid for by the Grantors or any of their subsidiaries, and (ii) be obligated to repair at their expense any physical damage to such Note Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Note Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted, in each case to the extent not paid for by the Grantors or any of their subsidiaries.

(d)                                 Indemnification.  The Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral shall agree to pay, indemnify and hold the Senior Representative in respect of the Note Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral harmless from and against any third-party liability resulting from the gross negligence or willful misconduct of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or any of their agents, representatives or invitees (as determined by a court of competent jurisdiction in a final and non-appealable decision) in its or their operation of such facilities, in each case to the extent not paid for by the Grantors or any of their subsidiaries.  Notwithstanding the foregoing, in no event shall the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral have any liability to the Senior Representative in respect of the Note Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral pursuant to this Agreement as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Note Priority Collateral existing prior to the date of the exercise by the Senior Representative in respect of the ABL Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral of their rights under this Agreement and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will not have any duty or liability to maintain the Note Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by them, or for any damage to or diminution in the value of the Note Priority Collateral that results solely from removal of any ABL Priority Collateral from the premises or the ordinary wear and tear resulting from the use of the Note Priority Collateral by such persons in the manner and for the time periods specified under this Agreement.

SECTION 2.10.                                 Insurance.  Unless and until written notice by the Senior Representative in respect of the ABL Priority Collateral to each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral that the Senior Secured Obligations in respect of the ABL Priority Collateral have been Paid In Full, as between the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the ABL Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral.  Unless and until written notice by the Senior Representative in respect of the Note Priority Collateral to each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral that the Senior Secured Obligations in respect of the Note Priority Collateral have been Paid In Full, as between each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the Note Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy covering or constituting Note Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Note Priority Collateral.  To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Note Priority Collateral, then the Senior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Security Documents) under the relevant insurance policy.

SECTION 2.11.                                 Refinancings.  The Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document) of any Secured Party, all without affecting the Lien priorities provided for herein; provided, however, that (i) the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be and (ii) such Obligations constitute ABL Debt, Notes Priority Debt, Second Lien Debt or Subordinated Lien Debt in accordance with the applicable definition thereof.  In connection with any refinancing or replacement contemplated by this Section 2.11, this Agreement may be amended at the written request and sole expense of the Issuer (subject to the immediately preceding sentence), and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor)

providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Note Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Note Priority Collateral securing the indebtedness being refinanced or replaced, and (c) to establish that the Liens on any ABL Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

SECTION 2.12.                                 Rights of Grantors.  Subject to the terms of the Security Documents, the Grantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with any Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and Dispose of any income therefrom.

SECTION 2.13.                                 Amendments to Documents.  In the event that the Senior Secured Obligations Secured Parties or the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of making additions to the Senior Secured Obligations Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document as it relates to the Junior Secured Obligations Collateral without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative, the Issuer or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to the Junior Representative.

SECTION 2.14.                                 Set-Off and Tracing of and Priorities in Proceeds.  Each Agent, on behalf of the applicable Secured Parties, acknowledges and agrees that, to the extent such Agent or any Secured Party for which it is acting as Agent exercises its rights of set-off against any Collateral pursuant to an Enforcement Action, the amount of such set-off shall be held and distributed pursuant to Section 2.05.  Each Agent, for itself and on behalf of the applicable Secured Parties, further agrees that, notwithstanding anything herein to the contrary, prior to the issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under account control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.  In furtherance of the foregoing, any proceeds of Note Priority Collateral received after the earlier of the issuance of an Enforcement Notice by any Senior Representative with respect to the Note Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, whether or not deposited in any deposit accounts or securities accounts that constitute ABL Priority Collateral shall be treated as Note Priority Collateral.  In addition, unless and until the Payment in Full of ABL Obligations occurs, each Junior Representative in respect of the ABL Priority Collateral hereby consents to the application, prior to the earlier of receipt by the Senior Representative in respect of the ABL Priority Collateral of an Enforcement Notice issued by any Junior Agent in respect of the ABL Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, of cash or other proceeds of Collateral, deposited under account control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.

SECTION 2.15.                                 Legends.  Upon the effectiveness of this Agreement, each Security Document shall (and, to the extent already in existence, shall be amended to) include a legend describing this Agreement and any other applicable intercreditor and/or subordination agreement.

ARTICLE III
Gratuitous Bailment for Perfection of Certain Security Interests; Rights
Under Permits and Licenses

SECTION 3.01.                                 General.  The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral.  It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II.  Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article III is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien on such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative.  Subject to Section 2.05(e), at such time as the Senior Secured Obligations secured by the Senior Lien of the Senior Representative shall have been Paid in Full, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative with the highest priority claim with respect to the applicable Collateral (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative.

SECTION 3.02.                                 Deposit Accounts.  The Grantors, to the extent required by the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, may from time to time have deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory and Accounts (each, as defined in the UCC) may be deposited.  To the extent that any such Deposit Account is under the control of any Agent at any time, such Agent will act as gratuitous bailee and agent for the other Agents and Secured Parties for the purpose of perfecting the Liens of the applicable Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to such other Agents or Secured Parties (including any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02).  Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the Obligations for which the Senior Representative in respect of the ABL Priority Collateral serves as agent have been Paid in Full, such Senior Representative in respect of the ABL Priority Collateral shall (a) to the extent that the same are then under the sole dominion and control of such Representative and that such action is otherwise within the power and authority of such Representative pursuant to the applicable Documents, at the written request of any Junior Representative in respect of the ABL Priority Collateral, transfer control over all cash and other assets in any such Deposit Account maintained with such Senior Representative in respect of the ABL Priority Collateral to the Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to the ABL Priority Collateral (and each Grantor hereby authorizes and consents to any such transfer) and (b) at the written request of such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim, cooperate with the Issuer and such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim (at the expense of the Issuer) in permitting control of any other Deposit Accounts to be transferred to such Junior Representative in respect of the

ABL Priority Collateral with the then-highest priority claim (or for other arrangements with respect to each such Deposit Accounts satisfactory to such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to be made).  In furtherance of the foregoing, each Agent (the “Appointing Agent”) hereby appoints each other Agent as its agent solely for perfection of such Appointing Agent’s Lien on each Deposit Account that is under the control of such other Agent, and each such other Agent accepts such appointment.

SECTION 3.03.                                 Rights under Permits and Licenses.  In addition to the license granted under Section 2.09(b), the Senior Representative in respect of the Note Priority Collateral agrees that if the Senior Representative in respect of the ABL Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the Note Priority Collateral (as certified to the Senior Representative in respect of the Note Priority Collateral by the Senior Representative in respect of the ABL Priority Collateral, upon which the Senior Representative in respect of the Note Priority Collateral may rely) in order to realize on any ABL Priority Collateral, the Senior Representative in respect of the Note Priority Collateral shall (subject to the terms of ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the Note Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the ABL Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the ABL Priority Collateral, subject to the Senior Liens in respect of the Note Priority Collateral.  The Senior Representative in respect of the ABL Priority Collateral agrees that if the Senior Representative in respect of the Note Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the ABL Priority Collateral (as certified to the Senior Representative in respect of the ABL Priority Collateral by the Senior Representative in respect of the Note Priority Collateral, upon which the Senior Representative in respect of the ABL Priority Collateral may rely) in order to realize on any Note Priority Collateral, the Senior Representative in respect of the ABL Priority Collateral shall (subject to the terms of ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the ABL Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the Note Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the Note Priority Collateral, subject to the Senior Liens in respect of the ABL Priority Collateral.

ARTICLE IV

Existence and Amount of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse to reasonably promptly provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by conclusive reliance upon an officer’s certificate of the Issuer.  Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01.                                 Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)                                  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)                                  The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02.                                 Representations and Warranties of Each Representative.  Each Representative represents and warrants to the other parties hereto that it is authorized under the ABL Documents, the Notes Priority Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01.                                 Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                  if to the ABL Collateral Agent, to it at Regions Bank, 191 Peachtree Street, N.E., Suite 3800, Atlanta, Georgia 30303, Attention: Euramax Loan Administration Officer;

(b)                                 if to the Notes Priority Collateral Trustee, to it at Wells Fargo Bank, National Association, 7000 Central Parkway NE Suite 550, Atlanta, Georgia 30328, Attn:  Corporate Trust Services — Administrator Euramax International, Inc., Fax: 770-551-5118;

(c)                                  if to the Subordinated Lien Collateral Trustee, as set forth in the applicable joinder; and

(d)                                 if to any Grantor, to it at Euramax International, Inc., 5445 Triangle Parkway, Suite 350 Norcross, GA 30092, Attention:  R. Scott Vansant, Fax:  770-263-8031.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuer shall be deemed to be a notice to each Grantor).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.01.  As agreed to in writing among the Grantors, the ABL Collateral Agent, the Notes Priority Collateral Trustee and the Subordinated Lien Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02.                                 Waivers; Amendment.  (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power; preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, to the extent adverse to any Grantor, the Grantors; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.11 and (y) at the sole request and expense of the Issuer, and without the consent of any Representative, (i) to add other parties (or any authorized agent thereof or trustee therefor) holding other ABL Debt, Notes Priority Debt, Second Lien Debt or Subordinated Lien Debt that are incurred after the date of this Agreement in compliance with the ABL Documents, the Notes Priority Documents, the Second Lien Documents, the Subordinated Lien Documents and this Agreement and (ii) to establish the Lien priorities on the Collateral securing such other Obligations.  Any such additional party and each party hereto shall be entitled to rely upon a certificate delivered by an officer of the Issuer certifying that such other Obligations were issued or borrowed in compliance with the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents.  Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso in this Section 4.02(b) shall be submitted to such Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.

SECTION 7.03.                                 Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as well as the applicable Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04.                                 Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic means) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06.                                 Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07.                                 Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a)                                  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08.                                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09.                                 Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10.                                 Conflicts.  In the event of any conflict or inconsistency between the terms of this Agreement, the Collateral Trust and Intercreditor Agreement, the ABL Documents, the Notes Priority Documents, the Second Lien Documents and the Subordinated Lien Documents, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall control.

SECTION 7.11.                                 Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties.  None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13 or Article VII to the extent expressly provided therein) is intended to or will amend, waive or otherwise modify the provisions of any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document), and neither the Issuer nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13, Article VI and Article VII).  Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or any other Grantor, which are absolute and unconditional, to pay the Obligations under the ABL Documents, Notes Priority Documents, Second Lien Documents and Subordinated Lien Documents as and when the same shall become due and payable in accordance with their terms.  Notwithstanding anything to the contrary herein, in any ABL Document, Notes Priority Document, Second Lien Document or Subordinated Lien Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any applicable document with respect to any ABL Priority Collateral in any manner that would cause a default under any applicable document, or (b) pursuant to this Agreement or any applicable document with respect to any Note Priority Collateral in any manner that would cause a default under any applicable document.

SECTION 7.12.                                 Certain Terms Concerning Notes Priority Collateral Trustee.  The Notes Priority Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable Notes Priority Documents; and in so doing, the Notes Priority Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose.  The Notes Priority Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Notes Priority Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Notes Priority Documents.

SECTION 7.13.                                 Certain Terms Concerning Subordinated Lien Collateral Trustee.  The Subordinated Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable Second Lien Documents and the Subordinated Lien Documents; and in so doing, the Subordinated Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose.  The Subordinated Lien Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Subordinated Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Documents and the Subordinated Lien Documents.

SECTION 7.14.                                 Certain Terms Concerning ABL Collateral Agent.  The ABL Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable ABL Documents; and in so doing, the ABL Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose.  The ABL Collateral Agent shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the ABL Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Documents.

SECTION 7.15.                                 Additional Subsidiaries.  Any subsidiary of any Grantor that is required to become a party hereto pursuant to any ABL Document, Notes Priority Document, Second Lien Document and/or Subordinated Lien Document shall enter into this Agreement as a Grantor upon becoming such a subsidiary.  Upon execution and delivery by each Agent and such subsidiary of a joinder agreement substantially in the form of Exhibit A, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instruments shall not require the consent of any other Grantor or any other Secured Party.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Signatures continue on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REGIONS BANK, as ABL Collateral Agent,

By:	/s/ Linda Harris
	Name:	Linda Harris
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Notes Priority Collateral Trustee,

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

EURAMAX INTERNATIONAL, INC.
EURAMAX HOLDINGS, INC.
AMERIMAX BUILDING PRODUCTS, INC.
AMERIMAX FABRICATED PRODUCTS, INC.
AMERIMAX HOME PRODUCTS, INC.
AMERIMAX RICHMOND COMPANY
AMERIMAX UK, INC.
BERGER BUILDING PRODUCTS, INC.
BERGER HOLDINGS, LTD.
FABRAL HOLDINGS, INC.
FABRAL, INC.
AMP COMMERCIAL, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX FINANCE COMPANY, INC.

By:	/s/ Mitchell B. Lewis
	Name:	Mitchell B. Lewis
	Title:	Chief Executive Officer